EVENT TITLE Q3’16 Earnings Call © 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.November 9, 2016

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. Safe Harbor This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding future growth, strategic review of alternatives for our Emissions Control (“EC”) business, amount and timing of production of Refined Coal (“RC”), Tinuum Group, LLC and Tinuum Services, LLC cash flow and ability to make distributions and Tinuum Group’s ability to lease or sell remaining RC facilities; future revenues, expenses, cash flow, liquidity, and other financial and accounting measures; our ability to commercialize EC products and intellectual property; timing and outcome of our restructuring and cost containment efforts; evaluation of strategic alternatives for our EC business and timing for a final decision; returning value to stockholders; expectation regarding settlement of litigation and associated costs; and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes and timing in laws, regulations, IRS interpretations or guidance, accounting rules and any pending court decisions, legal challenges to or repeal of them; changes in prices, economic conditions and market demand; the ability of the RC facilities to produce coal that qualifies for tax credits; the timing, terms and changes in contracts for RC facilities, or failure to lease or sell RC facilities; impact of competition; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials; loss of key personnel; the value of our products, technologies and intellectual property to customers and strategic investors; intellectual property infringement claims from third parties; the outcome of pending litigation; seasonality and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so. -2-

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -3- Third Quarter & Recent Highlights ▪ Remain committed to previously announced strategic goals ▪ Distributions from the Refined Coal (“RC”) business in-line with expectations, increased substantially ▪ Completed the lease of a RC facility in late August, which replaced a previously announced investor cancellation ▪ Future expected aggregate rent payments from RC facilities increased to $648 million through 2021 ▪ Emissions Control (“EC”) business continued execution on equipment contracts and commercialization of M-ProveTM Coal Additives, while minimizing costs associated with business ▪ Reduced general and administrative operating costs and drove higher positive operating income during the period ▪ Increased cash balance by $5.4 million since June 30, 2016 ▪ Review of strategic alternatives for EC business remains on track

Third Quarter Financial Review

Financial data highlights: *(in thousands)*	Three Months Ended September 30,				Nine Months Ended September 30,			
	2016		2015		2016		2015	
Revenues	$	15,710	$	12,885	$	46,997	$	49,537
Cost of revenues, exclusive of depreciation and amortization	$	13,259	$	10,610	$	36,339	$	40,327
Other operating expenses	$	5,364	$	12,264	$	21,528	$	43,875
Earnings from equity method investments	$	10,735	$	(41)	$	30,066	$	5,133
Royalties, related party	$	2,064	$	3,273	$	3,922	$	7,767
Net income (loss)	$	9,612	$	(8,654)	$	21,848	$	(27,233)

Financial data highlights: *(in thousands)*	As of			
	September 30, 2016		December 31, 2015	
Cash and cash equivalents	$	7,603	$	9,265
Restricted cash, current and long-term	$	8,769	$	11,708
Short-term borrowings and notes payable, related party, current and long-term	$	—	$	28,025

- Revenues during the third quarter of 2016 were primarily due to completion of EC equipment contracts but also benefited from the growth in chemical sales
- Other Operating Expenses ("G&A"), declined by 56% and 51% during the three and nine months ended September 30, 2016 and 2015, respectively
- Earnings from RC equity investments increased during the three and nine months ended September 30, 2016 and 2015
- Royalties from Tinuum were down primarily as a result of the suspension of operations for certain retained RC facilities and the impact of reduced RC royalty tonnage and royalty earnings per ton
- Net income increased, primarily driven by equity income recognition from the RC business (see footnote 4 of the September 30, 2016 Quarterly Report on Form 10-Q), and expense reductions due primarily to restructuring and business alignment activities
- Cash declined principally as a result of principal and interest payments on debt, offset by distributions from Tinuum

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-4-

Select Components of Net Income (Loss)

- Overview of components of the three and nine months ended September 30, 2016 and 2015 consolidated net income (loss)

Select Components of Net Income (Loss) *(In millions)*	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Consolidated Net Income (Loss)	$ 9,612	$ (8,654)	$ 21,848	$ (27,233)
RC Segment Operating income (loss)	$ 11,913	$ 1,390	$ 33,974	$ 7,350
EC Segment Operating income (loss)	2,956	(3,397)	9,656	(8,190)
Segment income (loss)	14,869	(2,007)	43,630	(840)
Corporate and other adjustments to reconcile to net income (loss) attributable to ADES	(5,257)	(6,647)	(21,782)	(26,393)
Consolidated Net Income (Loss)	$ 9,612	$ (8,654)	$ 21,848	$ (27,233)

- Select components impacting the three and nine months ended September 30, 2016 and 2015 consolidated results

Select Components of Net Income (Loss) [1] *(In millions)*	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Non-cash items, as disclosed (or derived) on the Consolidated Statements of Cash Flows	$ 30	$ (4,255)	$ (2,651)	$ (12,034)
Restructuring expense, exclusive of stock-based compensation, included in non-cash item, above	$ (507)	$ (2,711)	$ (1,359)	$ (5,681)
Research and development expense, net	$ 524	$ (2,022)	$ 667	$ (5,133)
Restatement expense	$ (200)	$ (2,700)	$ (1,900)	$ (7,100)
Corporate interest (expense) income, net [2]	$ (78)	$ 2	$ (2,200)	$ (32)
SEC Inquiry expense	$ —	$ —	$ (500)	$ —

[1] *See Appendix A for additional details*

[2] *See slide 15 for additional details*

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-5-

Refined Coal

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -7- RC Facilities Today and Tomorrow POTENTIAL 28 RC facilities (~100 MT/year) 8 RC facilities - installed (30.9 MT/year) 2016 2021RC Facility information as of September 30, 2016 13 RC facilities leased/sold (40.3 MT/year) Operating (1) Not Operating(2) 3 RC facilities - identified (12.9 MT/year) Full-time Operations Roadmap (1) All tonnage based on trailing 12 months (TTM) as of September 30, 2016 based on actual tonnage burned (2) Non operating tonnage is per US Energy Information Administration – TTM ended July 31, 2016 4 RC facilities - unidentified

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -8- Refined Coal: Components of Earnings Components of RC Segment Earnings (In thousands) Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 RC Segment Revenue Tinuum Group $ 9,775 $ — $ 28,050 $ 4,730 Tinuum Services 960 1,358 2,573 3,530 RCM6 — (1,399) (557) (3,127) Total equity method revenue 10,735 (41) 30,066 5,133 Consulting — — — 55 Royalties, related party 2,064 3,273 3,922 7,767 Total RC Segment Revenue $ 12,799 $ 3,232 $ 33,988 $ 12,955 RC Segment Operating Income $ 11,913 $ 1,390 $ 33,974 $ 7,350 Significant components of RC segment expenses and other income: RCM6 note payable interest expense $ — $ 628 $ 263 $ 1,842 453A interest expense $ 889 $ 1,136 $ 2,034 $ 3,408 RCM6 gain on sale $ — $ — $ 2,078 $ —

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -9- Operating Tons: Invested vs. Retained Note: Numbers within bar graph and the "Count" row within the tables represent the number of facilities per category as of the end of each quarter presented. (1) Tonnage information is based upon RC production for the three and nine months ended September 30, 2016 (in thousands) 16 14 12 10 8 6 4 2 0 To nn ag e( MM ) Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Three Months Ended September 30, 2016 Invested Retained QTD - Total Nine Months Ended September 30, 2016 Invested Retained YTD - Total Tonnage (1) 13,260 32 13,292 Tonnage (1) 31,560 875 32,435 Count (#) 13 — 13 Count (#) 13 — 13 3 3 9 9 10 12 11 12 12 12 13 13 4 6 5 7 5 5 5 0 13

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -10- Operating Tons: Royalty vs. Non-Royalty Note: Numbers within bar graph and the "Count" row within the tables represent the number of facilities per category as of the end of each quarter presented. (1) Tonnage information is based upon RC production for the three and nine months ended September 30, 2016 (in thousands) (2) Counts are based upon the number of facilities of which a royalty has been earned during the period 16 14 12 10 8 6 4 2 0 To nn ag e( MM ) Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Three Months Ended September 30, 2016 Operating Tons QTD - Total Nine Months Ended September 30, 2016 Operating Tons YTD - Total Royalty Non-Royalty Royalty Non-Royalty Tonnage(1) 5,896 7,395 13,291 Tonnage(1) 12,158 20,277 32,435 Count (#) (2) 7 6 13 Count (#) (2) 8 7 15 3 9 9 10 11 8 6 8 7 5 6 4 6 6 10 11 9 10 8 7 7 6

Future Rent Payments – Tinuum Group Invested Facilities

- As of September 30, 2016, remaining payments to all Tinuum Group members from Tinuum Group's current RC facilities leased or sold to tax equity investors are projected to be an aggregate of ~$648 million from Q4, 2016 through 2021; assuming no modifications of contracts, non-renewals or early terminations
- Under those same assumptions, after applicable deductions related to Tinuum Group operating and general and administrative expenses, and taking ADES' 42.5% interest in those distributions, ADES's expected distributions would be roughly $10 million - $12 million per quarter on average
- The projections is based on the following four key assumptions: 1) Tinuum Group continues to not operate retained facilities; 2) Tinuum Group does not have material CapEx or unusual operating expenses; 3) tax equity lease renewals are not terminated or repriced; 4) coal-fired generation remains consistent
- Per facility per year economics to ADES [(1)] (totals in thousands):
  - Tinuum Group - $3.50 per ton x 42.5% = $5,950 - Tinuum Group expenses ($1,000) = $4,950
  - Tinuum Services - $0.15 per ton x 50% = $300
  - Royalty [(2)] - $0.40 per ton = $1,600

Tinuum Group Expected Payments
as of September 30, 2016
(in millions)

2016 (Q4)	$	28
2017		129
2018		136
2019		132
2020		131
2021		92
	$	648

Note: ADES receives 42.5% of these amounts, after applicable deductions related to Tinuum Group operating, general and administrative and Class B preferred return expenses

(1) An illustrative example based upon an estimated 4,000,000 tons per year of coal burn and average per ton economics
(2) Only RC facilities that use M-45 or M-45-PC

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
-11-

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -12- Non-Operating Tons(5): Potential Future Tonnage Note: Numbers within bar graph and the "Count" row within the tables represent the number of facilities per category as of the end of each quarter presented. (1) Based on actual tonnage produced (2) Q3 2016 is estimated based on an average of July QTD actuals (3) Tonnage information is based upon RC production for the one and seven months ended July 31, 2016 (in thousands) (4) Unidentified facilities potential tonnage is estimated to be 4 million per facility on an annual basis (5) Non operating tonnage is per US Energy Information Administration - TTM ended July 31, 2016 16 14 12 10 8 6 4 2 0 To nn ag e( MM ) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Three Months Ended September 30, 2016 Non-Operating QTD - Total Identified Unidentified Construction Installed Tonnage(3) (4) 2,170 4,000 — 9,201 15,371 Count (#) 3 4 — 8 15 9 1 6 5 5 3 3 5 5 1 9 3 10 3 (1)(1)(1) (1)(1) (2) Nine Months Ended September 30, 2016 Non-Operating YTD - Total Identified Unidentified Construction Installed Tonnage(3) (4) 8,324 9,000 — 24,752 42,076 Count (#) 3 4 — 8 15 3 2 4 3 8 (1)

Emissions Control

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -14- Emissions Control: Components of Earnings Components of EC Segment Earnings (In thousands) Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 EC Segment Revenues Equipment sales $ 14,869 $ 12,088 $ 44,788 $ 47,439 Chemicals 670 132 1,717 749 Consulting services 171 665 492 1,294 Total EC Segment Revenues $ 15,710 $ 12,885 $ 46,997 $ 49,482 EC Segment Operating Income (Loss) $ 2,956 $ (3,397) $ 9,656 $ (8,190) Significant components of EC segment expenses and other income: Equipment cost of revenue, exclusive of D&A $ 12,704 $ 9,914 $ 35,175 $ 38,662 Chemical cost of revenue, exclusive of D&A $ 469 $ 105 $ 865 $ 383 Consulting services cost of revenue, exclusive of D&A $ 86 $ 591 $ 299 $ 1,282 Payroll and benefits $ 775 $ 2,483 $ 2,596 $ 7,998 Legal and professional fees $ 9 $ 720 $ 78 $ 2,291 Research and development expense, net $ (524) $ 2,022 $ (667) $ 5,133 DSI business owner gain on settlement $ — $ — $ (868) $ — Capital lease termination gain $ (900) $ — $ (900) $ —

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -15- Corporate and Other: Summary Adjustments to reconcile to net loss attributable to ADES (In thousands) Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 RC segment operating income $ 11,913 $ 1,390 $ 33,974 $ 7,350 EC segment operating income (loss) 2,956 (3,397) 9,656 (8,190) Total segment operating income (loss) 14,869 (2,007) 43,630 (840) Adjustments to reconcile to net income (loss) attributable to ADES Corporate payroll and benefits (2,034) (2,367) (7,946) (11,992) Corporate rent and occupancy (306) (202) (807) (503) Corporate legal and professional fees (1,606) (3,150) (6,515) (10,514) Corporate general and administrative (818) (740) (2,965) (2,731) Corporate depreciation and amortization (93) (143) (351) (448) Corporate interest (expense) income, net (1) (78) 2 (2,200) (32) Other income (expense), net 261 (3) (264) (22) Income tax expense (583) (44) (734) (151) Net income (loss) $ 9,612 $ (8,654) $ 21,848 $ (27,233) ▪ Reduction in corporate payroll and benefits in connection with restructuring actions taken during the latter half of 2015 and during the second and third quarters of 2016; included within these costs are payroll related restructuring charges of $0.2 million and $0.1 million during the three months ended September 30, 2016 and 2015, respectively and $0.6 million and $1.3 million during the nine months ended September 30, 2016 and 2015, respectively ▪ Legal and professional fees decreased, most significantly due to the completion of the most material aspects of the Restatement process during the first quarter of 2016; Restatement expenses were $0.2 million and $1.8 million during the three months ended September 30, 2016 and 2015, respectively and $1.9 million and $7.1 million during the nine months ended September 30, 2016 and 2015, respectively ▪ During the second quarter of 2016, the Company reached preliminary settlement agreements related to the Shareholder Lawsuit, Derivative Lawsuit and an agreement in principle for the SEC Inquiry. The Company has recorded an accrual of $0.5 million related to the SEC Inquiry and the Shareholder Lawsuit and Derivative Lawsuit settlements are expected to be settled within the insurance limits of the Company (1) The Credit Agreement, discussed in Note 8 of the Condensed Consolidated Financial Statements was paid off on June 30, 2016

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -16- Tinuum Group and ADES: Cash Flow Update Cash Flow Update (In thousands) Nine Months Ended September 30, 2016 2015 Tinuum Group Cash and cash equivalents, beginning of year $ 6,182 $ 3,870 Cash provided by (used in): Operating activities 52,447 27,101 Investing activities (2,473) (21,531) Financing activities (47,590) (3,685) Net change in cash and cash equivalents 2,384 1,885 Cash and cash equivalents, end of period $ 8,566 $ 5,755 Distributions to ADES $ 28,050 $ 4,730 ADES Cash and cash equivalents, beginning of year $ 9,265 $ 25,181 Cash provided by (used in): Operating activities (12,234) (13,640) Investing activities 25,839 (1,514) Financing activities (15,267) (1,442) Net change in cash and cash equivalents (1,662) (16,596) Cash and cash equivalents, end of period $ 7,603 $ 8,585 ▪ Cash and cash equivalents balance declined from $9.3 million as of December 31, 2015 to $7.6 million as of September 30, 2016 ▪ Decrease primarily due to debt service payments on our Credit Agreement and notes payable, fees incurred to extend the maturity of our Credit Agreement, the payoff of our Credit Agreement on June 30, 2016, delivering on our existing contracts and customer commitments and continued professional fees related to our Restatement activities and to become current with our 2015 regulatory filings ▪ Offset by distributions from Tinuum of $31.5 million and the release of restricted cash for equipment contracts Note: ADES owns 42.5% of Tinuum Group and accounts for its investment under the equity method of accounting

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -17- 2016 Strategic Priorities ▪ We have made noticeable progress against many of the strategic priorities that we outlined on the 2015 10-K conference call ▪ Looking ahead, we continue to focus on obtaining new tax equity investors while further enhancing the profile of the business through execution on cost reduction initiatives

Appendix

Appendix A: Supplemental Disclosure ADES Select Cash and Non-cash Components of the three and nine months ended 2016 and 2015 Net Income (Loss)

(in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,			
	Ref.	2016	Ref.	2015	Ref.	2016	Ref.	2015
Net Income (Loss)	(1)	$ 9,612	(1)	$ (8,654)	(1)	$ 21,848	(1)	$ (27,233)
RC segment operating income	(2)	11,913	(2)	1,390	(2)	33,974	(2)	7,350
EC Segment income (loss)	(2)	2,956	(2)	(3,397)	(2)	9,656	(2)	(8,190)
	(2)	14,869	(2)	(2,007)	(2)	43,630	(2)	(840)
Corporate and other adjustments to reconcile to net income (loss) attributable to ADES	(2)	(5,257)	(2)	(6,647)	(2)	(21,782)	(2)	(26,393)
Total of Select Components of Net Income (Loss)	(2)	9,612	(2)	(8,654)	(2)	21,848	(2)	(27,233)
Non-Cash Items:								
Depreciation and Amortization	(4)	(139)	(4)	(528)	(3)	(593)	(3)	(1,632)
Amortization of Debt discount/issuance costs	(4)	—	(4)	(25)	(3)	(1,152)	(3)	(75)
Gain on settlement of note payable, licensed technology and sales type lease	(4)	891	(4)	—	(3)	1,910	(3)	—
Impairment of Property, Equipment, Intangibles	(4)	—	(4)	(2,469)	(3)	(517)	(3)	(2,515)
Loss on disposal of assets	(4)	—	(4)	—	(3)	—	(3)	—
Interest Costs Added to Principal Balance of Notes Payable	(4)	—	(4)	(514)	(3)	—	(3)	(946)
Share Based Compensation Expense	(4)	(695)	(4)	(637)	(3)	(2,238)	(3)	(6,096)
Other	(4)	(27)	(4)	(82)	(3)	(61)	(3)	(770)
Total Non-Cash Items		30		(4,255)		(2,651)		(12,034)
Significant Cash Items:								
Restructuring Expenses (net of non-cash charges)	(5)	(714)	(5)	(2,733)	(5)	(1,782)	(5)	(8,763)
Less non-cash Share Based Compensation	(2)	207	(2)	22	(2)	423	(2)	3,082
Restructuring Expenses--Cash		(507)		(2,711)		(1,359)		(5,681)
Research and Development Expenses (excluding non-cash impairment charges)	(1)	524	(1)	(2,022)	(1)	667	(1)	(5,133)
Restatement Expenses	(6)	(200)	(6)	(2,700)	(6)	(1,900)	(6)	(7,100)

Footnotes :

(1) Agrees to ADES Condensed Consolidated Statement of Operations in the 2016 Q3 Form 10-Q filing

(2) Agrees to ADES Note 12 in the 2016 Q3 Form 10-Q filing

(3) Agrees to ADES Condensed Consolidated Statement of Cash Flows in the 2016 Q3 Form 10-Q filing

(4) Derived from ADES Condensed Consolidated Statement of Cash Flows in the 2016 Q3 Form 10-Q filing

(5) Agrees to ADES Note 2 in the 2016 Q3 Form 10-Q filing

(6) Agrees to ADES "Management Discussion and Analysis" in Item 2 in the 2016 Q3 Form 10-Q filing

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-19-

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -20- Appendix B: 10-Q Balance Sheet(1) (1) See complete, unaudited Condensed, Consolidated Financial Statements and Notes related thereto within the Quarterly Report on Form 10-Q for the period ended September 30, 2016. As of (in thousands, except share data) September 30, 2016 December 31, 2015 ASSETS Current assets: Cash and cash equivalents $ 7,603 $ 9,265 Receivables, net 12,008 8,361 Receivables, related parties, net 1,376 1,918 Restricted cash 4,019 728 Costs in excess of billings on uncompleted contracts 1,050 2,137 Prepaid expenses and other assets 1,548 2,306 Total current assets 27,604 24,715 Restricted cash, long-term 4,750 10,980 Property and equipment, net of accumulated depreciation of $2,577 and $4,557, respectively 1,062 2,040 Investment securities, restricted, long-term — 336 Cost method investment 2,776 2,776 Equity method investments 3,091 17,232 Other assets 1,260 2,696 Total Assets $ 40,543 $ 60,775 LIABILITIES AND STOCKHOLDERS’ DEFICIT Current liabilities: Accounts payable $ 2,337 $ 6,174 Accrued payroll and related liabilities 2,763 5,800 Current portion of notes payable, related parties — 1,837 Billings in excess of costs on uncompleted contracts 4,726 9,708 Short-term borrowings, net of discount and deferred loan costs, related party — 12,676 Legal settlements and accruals 12,448 6,502 Other current liabilities 6,703 7,395 Total current liabilities 28,977 50,092 Long-term portion of notes payable, related party — 13,512 Legal settlements and accruals, long-term 9,305 13,797 Other long-term liabilities 2,552 8,352 Total Liabilities 40,834 85,753 Commitments and contingencies (Note 8) Stockholders’ deficit: Preferred stock: par value of $.001 and no par value per share, respectively, 50,000,000 shares authorized, none outstanding — — Common stock: par value of $.001 per share, 100,000,000 shares authorized, 22,271,525 and 21,943,872 shares issued, and 22,001,585 and 21,809,164 shares outstanding at September 30, 2016 and December 31, 2015, respectively 22 22 Additional paid-in capital 118,868 116,029 Accumulated deficit (119,181) (141,029) Total stockholders’ deficit (291) (24,978) Total Liabilities and Stockholders’ Deficit $ 40,543 $ 60,775

Appendix C: 10-Q Income Statement[1]

(in thousands, except per share data and percentages)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Revenues:				
Equipment sales	14,869	12,088	44,788	47,439
Chemicals	670	132	1,717	749
Consulting services and other	171	665	492	1,349
Total revenues	15,710	12,885	46,997	49,537
Operating expenses:				
Equipment sales cost of revenue, exclusive of depreciation and amortization	12,704	9,914	35,175	38,662
Chemicals cost of revenue, exclusive of depreciation and amortization	469	105	865	383
Consulting services cost of revenue, exclusive of depreciation and amortization	86	591	299	1,282
Payroll and benefits	2,809	4,445	10,567	19,102
Rent and occupancy	508	596	1,534	1,828
Legal and professional fees	1,615	3,424	6,581	11,545
General and administrative	818	1,249	2,920	4,635
Research and development, net	(524)	2,022	(667)	5,133
Depreciation and amortization	138	528	593	1,632
Total operating expenses	18,623	22,874	57,867	84,202
Operating loss	(2,913)	(9,989)	(10,870)	(34,665)
Other income (expense):				
Earnings (loss) from equity method investments	10,735	(41)	30,066	5,133
Royalties, related party	2,064	3,273	3,922	7,767
Interest income	149	2	267	20
Interest expense	(969)	(1,778)	(4,496)	(5,347)
Gain on sale of equity method investment	—	—	2,078	—
Gain on settlement of note payable and licensed technology	—	—	869	—
Other	1,129	(77)	746	10
Total other income	13,108	1,379	33,452	7,583
Income (loss) before income tax expense	10,195	(8,610)	22,582	(27,082)
Income tax expense	583	44	734	151
Net income (loss)	9,612	(8,654)	21,848	(27,233)
Earnings (loss) per common share (Note 1):				
Basic	0.44	(0.40)	0.99	(1.24)
Diluted	0.43	(0.40)	0.97	(1.24)
Weighted-average number of common shares outstanding:				
Basic	21,740	21,687	21,926	21,757
Diluted	22,098	21,687	22,209	21,757

(1) See complete, unaudited Condensed, Consolidated Financial Statements and Notes related thereto within the Quarterly Report on Form 10-Q for the period ended September 30, 2016.

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-21-

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -22- Appendix D: 10-Q Cash Flow(1) (1) See complete, unaudited Condensed, Consolidated Financial Statements and Notes related thereto within the Quarterly Report on Form 10-Q for the period ended September 30, 2016. Nine Months Ended September 30, (in thousands) 2016 2015 Cash flows from operating activities Net income (loss) $ 21,848 $ (27,233) Adjustments to reconcile net income (loss) to net cash used in operating activities: Depreciation and amortization 593 1,632 Amortization of debt issuance costs 1,152 75 Impairment of property, equipment, inventory and intangibles 517 2,515 Interest costs added to principal balance of notes payable — 946 Share-based compensation expense 2,238 6,096 Earnings from equity method investments (30,066) (5,133) Gain on sale of equity method investment (2,078) — Gain on settlement of note payable, licensed technology, and sales-type lease (1,910) — Other non-cash items, net 61 770 Changes in operating assets and liabilities, net of effects of acquired businesses: Receivables (3,677) 7,579 Related party receivables 541 (752) Prepaid expenses and other assets 831 (1,134) Costs incurred on uncompleted contracts 28,575 4,719 Restricted cash 3,488 1,690 Other long-term assets 961 144 Accounts payable (3,837) 1,414 Accrued payroll and related liabilities (2,245) 1,161 Other current liabilities (2,094) 1,624 Billings on uncompleted contracts (32,469) (7,256) Advance deposit, related party (1,306) (2,586) Other long-term liabilities (1,661) 98 Legal settlements and accruals 1,454 (2,528) Distributions from equity method investees, return on investment 6,850 2,519 Net cash used in operating activities (12,234) (13,640)

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -23- Appendix D: 10-Q Cash Flow (continued)(1) (1) See complete, unaudited Condensed, Consolidated Financial Statements and Notes related thereto within the Quarterly Report on Form 10-Q for the period ended September 30, 2016. Nine Months Ended September 30, (in thousands) 2016 2015 Cash flows from investing activities Maturity of investment securities, restricted 336 — Increase in restricted cash (550) (2,100) Acquisition of property and equipment, net (147) (437) Advance on note receivable — (500) Acquisition of business — (2,124) Purchase of and contributions to equity method investees (223) (1,083) Proceeds from sale of equity method investment 1,773 — Distributions from equity method investees in excess of cumulative earnings 24,650 4,730 Net cash provided by (used in) investing activities 25,839 (1,514) Cash flows from financing activities Repayments on short-term borrowings, related party (13,250) — Repayments on notes payable, related party (1,246) (1,166) Short-term borrowing loan costs (579) — Repurchase of shares to satisfy tax withholdings (192) (276) Net cash used in financing activities (15,267) (1,442) Decrease in Cash and Cash Equivalents (1,662) (16,596) Cash and Cash Equivalents, beginning of period 9,265 25,181 Cash and Cash Equivalents, end of period $ 7,603 $ 8,585 Supplemental disclosure of cash flow information: Cash paid for interest $ 2,899 $ 5,335 Cash paid for income taxes $ 46 $ 186 Supplemental disclosure of non-cash investing and financing activities: Stock award reclassification (liability to equity) $ 899 $ — Settlement of RCM6 note payable $ 13,234 $ — Non-cash reduction of equity method investment $ 11,156 $ —